EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated February 25, 1998 included in this registration statement on Form S-4 and to all references to our firm in this registration statement.

April 30, 1998
Houston, Texas